SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE

AGREEMENT

Dated as of June 13, 2007

among

BPO MANAGEMENT SERVICES, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

TABLE OF CONTENTS

Page
ARTICLE I PURCHASE AND SALE OF PREFERRED STOCK		1
1.1	Purchase and Sale of Stock	1
1.2	Warrants	1
1.3	Conversion Shares	2
1.4	Purchase Price and Closing	2

ARTICLE II REPRESENTATIONS AND WARRANTIES		3
2.1	Representations and Warranties of the Company	3
2.2	Representations and Warranties of the Purchasers	18

ARTICLE III COVENANTS		20
3.1	Securities Compliance	20
3.2	Registration and Listing	20
3.3	Inspection Rights	21
3.4	Compliance with Laws	21
3.5	Keeping of Records and Books of Account	21
3.6	Reporting Requirements	21
3.7	Amendments	22
3.8	Other Agreements	22
3.9	Distributions	22
3.10	Status of Dividends	22
3.11	Use of Proceeds	23
3.12	Indebtedness	24
3.13	Reservation of Shares	24
3.14	Transfer Agent Instructions	24
3.15	Disposition of Assets	25
3.16	Reporting Status	25
3.17	Disclosure of Transaction	25
3.18	Disclosure of Material Information	25
3.19	Pledge of Securities	26
3.20	Form SB-2 Eligibility	26
3.21	Lock-Up Agreement	26
3.22	DTC Status	26
3.23	Variable Rate Transactions; Additional Registration Statements	26
3.24	Financial Covenants	27

ARTICLE IV CONDITIONS		30
4.1	Conditions Precedent to the Obligation of the Company to Sell the Shares	30
4.2	Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares	30

ARTICLE V STOCK CERTIFICATE LEGEND		33
5.1	Legend	33

ARTICLE VI RIGHTS OF FIRST OFFER		1
6.1	Subsequent Offerings	1
6.2	Exercise of Rights	1
6.3	Issuance of Equity Securities to Other Persons	1
6.4	Termination and Waiver of Rights of First Offer	2
6.5	Excluded Securities	2

ARTICLE VII INDEMNIFICATION		3
7.1	Company Indemnity	3
7.2	Indemnification Procedure	3

ARTICLE VIII TRIGGERING EVENTS		4
8.1	Enforceability of Certificate of Designation	4
8.2	Waiver of Triggering Event	4
8.3	Officers' Certificate	4

ARTICLE IX MISCELLANEOUS		5
9.1	Fees and Expenses	5
9.2	Specific Enforcement, Consent to Jurisdiction	5
9.3	Entire Agreement; Amendment	6
9.4	Notices	6
9.5	Waivers	7
9.6	Headings	7
9.7	Successors and Assigns	7
9.8	No Third Party Beneficiaries	7
9.9	Governing Law	7
9.10	Survival	8
9.11	Counterparts	8
9.12	Publicity	8
9.13	Severability	8
9.14	Further Assurances	8
9.15	2007 Management Option Plan	8

SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of June 13, 2007 by and among BPO Management Services, Inc., a Delaware corporation (the "Company"), and each of the Purchasers of shares of Series D Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF PREFERRED STOCK

1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company's Series D Convertible Preferred Stock, par value $0.01 per share and stated value of $9.60 per share (the "Preferred Shares"), each Preferred Share initially convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") at the Conversion Price (as defined in the Certificate of Designation (as defined below)), which shall initially be $0.60, subject to adjustment as set forth therein, in the amounts set forth opposite such Purchaser's name on Exhibit A hereto. The designation, rights, preferences and other terms and provisions of the Series D Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock attached hereto as Exhibit B (the "Certificate of Designation"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

1.2 Warrants. Upon the following terms and conditions and for no additional consideration, each of the Purchasers shall be issued (i) Series A Warrants, in substantially the form attached hereto as Exhibit C-1 (the "Series A Warrants"), each to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock into which the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement are convertible, as set forth opposite such Purchaser's name on Exhibit A hereto, (ii) Series B Warrants, in substantially the form attached hereto as Exhibit C-2 (the "Series B Warrants"), each to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock into which the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement are convertible, as set forth opposite such Purchaser's name on Exhibit A hereto, (iii) Series J Warrants, in substantially the form attached hereto as Exhibit C-3 (the "Series J Warrants"), to purchase the number of shares of the Company's Series D-2

Convertible Preferred Stock (the "J Warrant Shares"), each J Warrant Share with a stated value of $14.40 per share, each share of which will be convertible into common stock at the conversion price set forth in the Series D-2 Certificate of Designation, which shall initially be $0.90, subject to adjustment as set forth therein, equal to one hundred percent (100%) of the number of Preferred Shares purchased by each Purchaser, as set forth opposite such Purchaser's name on Exhibit A hereto, (iv) Series C Warrants, in substantially the form attached hereto as Exhibit C-4 (the "Series C Warrants"), to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock into which the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement are convertible, as set forth opposite such Purchaser's name on Exhibit A hereto, and (v) Series D Warrants, in substantially the form attached hereto as Exhibit C-5 (the "Series D Warrants" and, together with the Series A Warrants, the Series B Warrants, the Series J Warrants and the Series C Warrants, the "Warrants"), each to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock into which the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement are convertible, as set forth opposite such Purchaser's name on Exhibit A hereto. Each of the Warrants shall have an exercise price per share equal to the Warrant Price (as defined in the applicable Warrant) and shall expire as provided therein. The designation, rights, preferences and other terms and provisions of the Series D-2 Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock attached hereto as Exhibit J (the "J Warrant Shares Certificate of Designation").

1.3 Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock or J Warrant Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are collectively referred to as the "Shares".

1.4 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Preferred Shares and the Warrants for an aggregate purchase price of up to $14,000,000 (the "Purchase Price"). The Preferred Shares and Warrants shall be sold and funded in a single closing (the "Closing"). The Closing shall take place on or about June 13, 2007 (the "Closing Date"), but in no event later than June 30, 2007. The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 S. Hope Street, 48th Floor, Los Angeles, CA 90071 at 10:00 a.m., California time. Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an escrow account designated by the Escrow Agent (as defined below). The Purchase Price shall be disbursed pursuant to the terms of the Escrow Agreement (as defined in Section 2.1(b)).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth on Schedule 2.1(g) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(h) hereof) on the Company's financial condition.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), the Lock-Up Agreement (as defined in Section 3.21 hereof) in the form attached hereto as Exhibit E, the Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein (the "Escrow Agent"), dated as of the date hereof, substantially in the form of Exhibit F attached hereto (the "Escrow Agreement"), the Irrevocable Transfer Agent Instructions (as defined in Section 3.14), the Certificate of Designation, and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

(d) Issuance of Shares. The Preferred Shares to be issued and the Warrants to be granted at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 2.1(h)). The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not or will not have a Material Adverse Effect (as defined in Section 2.1(h)). The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto or any other Transaction Document); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f) Financial Statements. The Company has delivered to the Purchasers true and complete copies of the Company's audited financial statements for the fiscal year ended December 31, 2006 (the "Audited Financial Statements Date") and unaudited financial statements for the fiscal quarter ended March 31, 2007 (collectively, the "Financial Statements"). Except as disclosed on Schedule 2.1(f) hereto, the Financial Statements complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, and the Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(f) hereto, as of their respective dates, the Financial Statements were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h) No Material Adverse Change. Since the Audited Financial Statements Date, the Company has not experienced or suffered any Material Adverse Effect or any event that is likely, through the passage of time or otherwise, to result in a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

(i) No Undisclosed Liabilities. Since the Audited Financial Statements Date, neither the Company nor any of its subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses. Since the Audited Financial Statements Date, none of the Company or any of its subsidiaries has participated in any transaction which is outside of the ordinary course of its business.

(j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. Schedule 2.1(k) hereto sets forth as of April 30, 2007 all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. Except as set forth on Schedule 2.1(k), the Company has no Indebtedness. For the purposes of this Agreement, "Indebtedness" means (i) all indebtedness for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, Capitalized Lease Obligations (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all rental obligations of the Company and its subsidiaries which, under GAAP, are or will be required to be capitalized on the books of the Company and its subsidiaries, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles (the "Capitalized Lease Obligations"), (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (vii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the kinds referred to in clauses (i) through (vi) above.

(l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property whether tangible or intangible (collectively, the "Assets"), free and clear of any mortgages, pledges, charges, liens, security interests, claim, community property interest, condition, equitable interest or other encumbrances, license, option, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership ("Liens"). All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect and neither this Agreement nor the transactions contemplated hereby will give any party to such leases any right to terminate or modify the leases. All Assets are in good working order (subject to normal wear and tear) and suitable for the Company's business.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

(n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all foreign, federal, state income and all other tax returns, reports and declarations required by law to be paid or filed by it by any jurisdiction to which the Company is subject, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency. The Company and its subsidiaries have complied in all respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments, and paid over to the proper governments or regulatory authorities, all amounts required.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Intellectual Property; Software. "Intellectual Property" means: (a) inventions and discoveries (whether or not patentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, invention disclosures, and other rights of invention, worldwide, including without limitation any reissues, divisions, continuations and continuations-in-part, provisionals, reexamined patents or other applications or patents claiming the benefit of the filing date of any such application or patent; (b) trademarks, service marks, trade names, trade dress, logos, domain names, product names and slogans, including any common law rights, registrations, and applications for registration for any of the foregoing, and the goodwill associated with all of the foregoing, worldwide; (c) copyrightable works, all rights in copyrights, including moral rights, copyrights, website content, and other rights of authorship and exploitation, and any applications, registrations and renewals in connection therewith, worldwide; (d) trade secrets and confidential business and technical information, including, without limitation, web site user information, customer and supplier lists and related information, pricing and cost information, business and marketing plans, advertising statistics, any other financial, marketing and business data, technical data, specifications, schematics and know-how; (e) to the extent not covered by subsections (a) through (d), above, Software and web sites (including all related computer code and content); (f) rights to exclude others from appropriating any of such Intellectual Property, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein; and (g) any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.

(i) Schedule 2.1(r)(i) hereto sets forth a true, correct and complete list of all material Intellectual Property, and any licenses and agreements relating to the Intellectual Property (other than trade secrets, know-how and goodwill attendant to the Intellectual Property and other intellectual property rights not reducible to schedule form) owned, licensed to or used by Company with respect to the conduct of the business as presently conducted or presently proposed to be conducted. Schedule 2.1(r)(i) separately identifies the Intellectual Property owned by Company and the Intellectual Property licensed to or used by Company.

(ii) Except as set forth on Schedule 2.1(r)(ii), the Company has not interfered with, infringed upon or misappropriated any Intellectual Property rights of any third party, and the Company (and management level employees with direct responsibility for Intellectual Property matters) has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company.

(iii) Except as set forth on Schedule 2.1(r)(iii), (A) the Company owns all right, title and interest in, or has a valid and binding license to use, the material Intellectual Property, and, to the extent required in connection with the way in which Company has conducted, conducts, or presently proposes to conduct its business, to make, have made, use, sell, import and export, distribute, publicly perform, publicly display, reproduce and prepare derivative works of the Intellectual Property; (B) the rights of Company to the material Intellectual Property are free and clear of all Liens; (C) all registrations with and applications to governmental or regulatory bodies in respect of the Company-owned Intellectual Property are valid and in full force and effect and Company has taken all action required to maintain their validity and effectiveness; (D) there are no restrictions on the direct or indirect (i) transfer of any license, or any interest therein, held by the Company in respect of the material Intellectual

Property or (ii) change of control of the Company; (E) the Company has delivered to Purchasers prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in the Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its use without reliance on the special knowledge or memory of any person; (F) the Company has taken reasonable measures to protect the secrecy, confidentiality and value of its trade secrets; and (G) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license with respect to the material Intellectual Property.

(iv) Except as identified on Schedule 2.1(r)(iv) or such approval or consents the absence of which would not have a Material Adverse Effect, no approval or consent of any person is needed so that the interest of the Company in the Intellectual Property shall continue to be in full force and effect following the transactions contemplated by this Agreement, and the Company is not subject to any restriction, agreement, instrument, order, judgment or decree which would be violated or breached by the consummation of the transactions contemplated by this Agreement.

(v) Except for the fees identified in Schedule 2.1(r)(v)-1 for the agreements identified therein, no material licensing fees, royalties or payments are due or payable by the Company in connection with the Intellectual Property, other than maintenance fees. Schedule 2.1(r)(v)-2 separately lists and identifies all of Company's material maintenance fee obligations.

(vi) Schedule 2.1(r)(vi) separately lists and identifies all (A) computer programs, (B) computer databases (including, but not limited to, databases used in conjunction with such computer programs) and (C) documentation, specifications, manuals and materials associated therewith, owned, licensed or used by the Company, excluding generally available off-the-shelf microcomputer and work station software (collectively, the "Software Rights"). Except as set forth in Schedule 2.1(r)(vi), all right, title and interest in and to the Software (as hereinafter defined) is owned by the Company free and clear of all Liens and no party other than the Company has any interest in the Software. Each of the representations in Sections 2.1(r)(ii) through (v), above, is applicable to the Software Rights.

(vii) The computer software included in the Software Rights (the "Software") performs in accordance with the documentation and other written materials related to the Software and is free from substantial defects in programming and operations, is in machine readable form, contains all current revisions of such Software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software.

(viii) The Company has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees or independent contractors of the Company who are subject to the terms of a binding confidentiality agreement with respect thereto. The Company has taken all appropriate measures to protect the confidentiality and proprietary nature of the Software, including without limitation, the use of the confidentiality agreements with all of its employees or independent contractors having access to the Software source and object code.

(ix) None of the proprietary source software of the Company or its subsidiaries includes or incorporates any open source software that is licensed under the General Public License or another open source code license that requires the Company or its subsidiaries to release any portion of its source code, or to permit free distribution, reverse engineering or modification of any of its source code.

(x) To the Company's knowledge, no employee of the Company is in default under, and the consummation of the transactions contemplated by this Agreement will not result in a default of, any term of any employment contract, agreement or arrangement relating to the Software or any noncompetition arrangement, or any other agreement or any restrictive covenant relating to the Software or its development or exploitation. The Company does not have any obligation to compensate any person for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software whether requiring the payment of royalties or not.

(xi) All Intellectual Property owned by the Company and for which confidentiality is appropriate has been maintained in confidence in accordance with protection procedures believed by the Company to be adequate for protection customarily used in the industry to protect rights of like importance. All former and current managers, employees, agents, consultants and independent contractors who have authored, co-authored or otherwise contributed to or participated in any material way in the conception and development of Intellectual Property which is used in and material to the Company's business ("IP Participant"), have executed and delivered to the Company a proprietary information agreement, pursuant to which, among other things, such IP Participant has assigned any and all of his or her rights in such Intellectual Property to the Company and has agreed to keep such Intellectual Property confidential and not to use such Intellectual Property for any purpose unrelated to his or her work for the Company. No former or current IP Participant has filed, asserted in writing or, to the knowledge of the Company (or management employees of the Company with direct responsibility for Intellectual Property matters), threatened any claim against the Company in connection with his or her involvement in Intellectual Property which is used in and material to the Company's business. To the knowledge of the Company (or management employees of the Company with direct responsibility for Intellectual Property matters), no IP Participant has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company which patents or applications have not been assigned to the Company.

(xii) No former or current stockholder, director or officer, employee or independent contractor of the Company has any right to receive royalty payments or license fees from the Company.

(xiii) With respect to privacy and security agreements and contractual commitments (the "Commitments"), (A) the Company is in full compliance with all applicable Commitments; (B) the transactions contemplated by this Agreement and the Transaction

Documents will not violate any Commitments; (C) the Company has not received inquiries from the Federal Trade Commission or any other federal or state governmental agencies regarding Commitments; (D) the Company has not received any written (including email) complaints from any web site user regarding Commitments, or compliance with Commitments; (E) the Commitments have not been rejected by any applicable certification organization which has reviewed such Commitment or to which any such Commitment has been submitted and (F) the Company has not experienced the cancellation, termination or revocation of any privacy or security certification issued by any Commitments.

(xiv) The Company has in its possession or control: (A) correct and complete, fully-executed copies of all of the licenses and agreements (as amended to date) that are required to be identified on Schedules 2.1(r); and (B) correct and complete copies of all documents (including without limitation patents, registration certificates, renewal certificates, applications, prosecution histories, and all documents submitted to or received from the relevant patent, copyright, trademark, domain name or other authorities in the United States and foreign jurisdictions, as the case may be) relating to each item of the Intellectual Property identified on Schedules 2.1(r). The Company has delivered to Purchasers correct and complete, fully-executed copies of all of the documents described in this subsection.

(s) Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Records Internal Accounting Controls. The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

(u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 2.1(u) hereto, (i) the Company and each of its subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its subsidiaries has received any notice of default under any Material Agreement and (iii) to the Company's knowledge neither the Company nor any of its subsidiaries is in default under any Material Agreement and (iv) neither this Agreement nor the transactions contemplated hereby will give any party to the Material Agreements any right to terminate or modify the Material Agreements.

(v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w) Securities Act of 1933. Based in part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees or employs any member of a union. The Company and its subsidiaries believe that their relations with their employees are satisfactory. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

(z) Absence of Certain Developments. Except as set forth on Schedule 2.1(z) hereto, since the Audited Financial Statements Date, neither the Company nor any subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which an excise tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a

"party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. No Plan is subject to Title IV of ERISA or the minimum funding requirements of Code Section 412. As used in this Section 2.1(bb), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is treated as a single employer, as described in Code Section 414(b), (c), (m) or (o).

(cc) Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and since July 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

(ff) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company's transfer agent is set forth on Schedule 2.1(ff) hereto.

(gg) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise)

or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(hh) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged C.E. Unterberg, Towbin as placement agent (together the "Agent") in connection with the sale of the Shares. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Shares.

(ii) Intentionally Omitted.

(jj) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(kk) Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ll) Stockholders' Equity. The Company acknowledges that (a) as a material inducement and consideration for the Purchasers to enter into the Transaction Documents and to purchase the Preferred Shares, the Company has agreed to the Acquisition Failure Redemption (as defined in Section 3.11(b)) mechanism, and (b) as of the Closing Date, the Company’s capital is not impaired to the extent that the Company has total stockholders’ equity of no less than $1,000,000.

2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Incorporation and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Acquisition for Investment. Each Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Sections 2.2(h) and (k) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e) Status of Purchasers. Each Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Each Purchaser has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(f) Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g) No General Solicitation. Each Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(k) Trading Activities; No Short Sales. Each Purchaser's trading activities with respect to the Shares shall be in compliance with all applicable federal and state securities laws. No Purchaser nor any of its affiliates has an open short position in the Common Stock. . Each Purchaser, whether in their own capacity or through a representative, agent or affiliate agrees that it will not enter into or effect any "short sales" (as such term is defined in Rule 3b-3 of the Exchange Act) of the Shares or the Warrant Shares or any hedging transaction, including obtaining borrow, which establishes a net short position with respect to the Shares or the Warrant Shares, whether on a U.S. domestic exchange or any foreign exchange. Additionally, each Purchaser further agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock.

ARTICLE III

COVENANTS

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

3.1 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

3.2 Registration and Listing. The Company shall cause its Common Stock to be registered under Sections 12(b) or 12(g) of the Exchange Act no later than the effective date of the Registration Statement (as defined in the Registration Rights Agreement), to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement to be filed pursuant to this Agreement or the Registration Rights Agreement, and not to take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.6 Reporting Requirements. Following such time that the Company is required to become registered under the Exchange Act pursuant to the terms of this Agreement, if the Commission ceases making the Company's periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:

(a) Quarterly Reports on Form 10-Q or Form 10-QSB filed with the Commission;

(b) Annual Reports on Form 10-K or Form 10-KSB filed with the Commission; and

(c) Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

3.7 Amendments. Except as otherwise provided herein, the Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares shall not be deemed to materially and adversely affect such rights, preferences or privileges.

3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

3.9 Distributions. So long as any Preferred Shares or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or Junior Stock (as defined in the Certificate of Designation and the J Warrant Shares Certificate of Designation) except for dividends or distributions on account of the Series A

Preferred Stock or Series C Preferred Stock, provided, that, neither (x) has any Triggering Event (as defined in the Certificate of Designation) occurred, whether or not any Purchasers elect to exercise any rights or redemption options, nor (y) is the Company in breach of any representation, warranty, covenant or other term or condition of this Agreement, the Transaction Documents or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

3.10 Status of Dividends. The Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service (the "Service") will adversely affect the Preferred Shares, any other series of its preferred stock, or the Common Stock, and no deduction shall operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to stockholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as "Convertible Preferred Stock" in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers' expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the Service shall issue a published ruling or advise that dividends on the Shares should not be treated as dividends for Federal income tax purposes. If the Service specifically determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

3.11 Use of Proceeds.

(a)  The Company will use the net proceeds from the sale of the Shares hereunder solely for the acquisition of the entities listed on Schedule 3.11 (the "Scheduled Acquisitions"), general working capital and other subsequent acquisitions that have been approved by a majority of the outstanding Preferred Shares (the "Approved Acquisitions" and together with the Scheduled Acquisitions, the "Acquisitions", and each entity to be acquired in the Acquisitions, an "Approved Acquisition Target"), and not to (i) repay any other outstanding pari passu or junior Indebtedness of the Company; (ii) except as permitted pursuant to Section 3.9 of this Agreement in respect of the Series A Preferred Stock and the Series C Preferred Stock, apply to any stockholder or bridge loan; (iii)  redeem or repurchase any of the Company's equity securities including any Common Stock or securities convertible, exercisable or exchangeable into Common Stock; (iv) settle any outstanding litigation in excess of $50,000; or (v) service any other debt or financing obligation of the Company, its subsidiaries or affiliates; provided, however, that the Permitted Indebtedness set forth on Schedule 3.12 shall cease to be permitted upon the occurrence and until the cure of a Triggering Event pursuant to Article VIII.

(b) Acquisition Failure. The Company shall use at least $10,000,000 (the “Acquisition Funds”) of the net proceeds from the sale of the Shares to consummate and complete the Acquisitions. The Company shall have closed the Acquisitions with each of the Approved Acquisition Targets by not later than August 15, 2007 (the “Acquisition Deadline”). The Acquisition Deadline may be extended through not later than December 1, 2007 with the written consent of the Purchasers holding greater than 50% of the Preferred Shares. If fewer than all of the Acquisitions have been consummated by the Acquisition Deadline, then an “Acquisition Failure” shall be deemed to have occurred. In the event of an Acquisition Failure, an amount of the Purchaser’s Preferred Shares equal to the Acquisition Failure Amount (as defined below) shall be redeemed in accordance with the terms of the Certificate of Designation in an “Acquisition Failure Redemption” (as defined in the Certificate of Designation). In the event of an Acquisition Failure Redemption, a percentage of the number of Warrants initially issued to Purchaser hereunder equal to the Acquisition Failure Percentage (as defined below) shall automatically terminate and shall be returned to the Company by the Purchaser within five (5) business days of the Purchaser’s receipt of the Acquisition Failure Redemption Price (as defined in the Certificate of Designation). For purposes hereof, the “Acquisition Failure Percentage” shall mean the number of shares of Preferred Stock that are redeemed by the Company in a completed Acquisition Failure Redemption (as defined in the Certificate of Designation), divided by the number of Preferred Shares initially purchased by the Purchaser hereunder, and the “Acquisition Failure Amount” shall mean the difference of the initial amount of the Acquisition Funds and the amount of Acquisition Funds that the Company has paid directly to Approved Acquisition Targets for those Acquisitions that have been completed, consummated and closed, if any.

3.12 Indebtedness. Except as permitted on Schedule 3.12 (the "Permitted Indebtedness") and except as listed on Schedule 2.1(k), the Company will not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness.

3.13 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred twenty percent (120%) the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

3.14 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit G attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.14 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.14, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

3.15 Disposition of Assets. So long as the Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

3.16 Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file (or obtain proper and timely extensions in respect thereof and file within the applicable grace period under the Exchange Act) all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

3.17 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Press Release shall be subject to prior review and comment by the Purchasers. "Trading Day" means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is quoted or traded) shall be open for trading.

3.18 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding the requirements in this Section 3.18 in the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

3.19 Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser. Notwithstanding the above, no Purchaser shall permit any such pledgee, or such pledgee’s affiliates, to engage in any short sales in respect of any such pledged shares.

3.20 Form SB-2 Eligibility. The Company currently meets the "registrant eligibility" and transaction requirements set forth in the general instructions to Form SB-2 applicable to "resale" registrations on Form SB-2 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

3.21 Lock-Up Agreement. The persons listed on Schedule 3.21 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form as Exhibit E hereto (the "Lock-Up Agreement"), which shall provide the manner in which such persons will sell, transfer or dispose of their shares of Common Stock.

3.22 DTC Status. Prior to the effective date of the Registration Statement, the Company's transfer agent shall be a participant in and the Common Stock shall be eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

3.23 Variable Rate Transactions; Additional Registration Statements.

(a) For a period of two (2) years following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any subsequent financing involving a "Variable Rate Transaction". The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (iii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(b) For the period commencing on the Closing Date and ending on the earlier of (i) the date that is ninety (90) days following the effective date of the Registration Statement (as defined in the Registration Rights Agreement) or (ii) October 31, 2007, the Company shall not file any registration statement under the Securities Act without the prior written consent of the Purchasers except for the Registration Statement to be filed in accordance with the Registration Rights Agreement to the transactions contemplated by this Agreement.

3.24 Dispute Resolution. In the case of a dispute as to the determination of the Company entering into an agreement to enter into a Variable Rate Transaction, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of the securities issuance or other event giving rise to such dispute, to the Holder (as defined below). If the Holder and the Company are unable to agree upon such determination within five (5) Business Days of such disputed determination being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile a copy of the disputed agreement or other documentation which the Holder believes may constitute a Variable Rate Transaction, to an independent law firm (having at least 400 attorneys) selected by the Company and approved by Holder. The Company, at the Company's expense, shall cause the law firm to perform the determinations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations. Such law firm’s determination shall be binding upon all parties absent demonstrable error. The procedures required by this Section 3.24 are collectively referred to herein as the “Variable Rate Dispute Resolution Procedures.” “Holder” means the Purchasers and each of their respective successors and assigns.

3.25 Financial Covenants. For the three (3)-year period following the Closing Date (the "Financial Covenant Period"), the Company agrees that the following financial covenants shall apply:

(a) Maximum Capital Expenditures. The Company will not permit its Consolidated Capital Expenditures during any fiscal quarter to exceed $200,000 plus, for each fiscal quarter ending after June 30, 2007, the Capex Carryover Amount, if any, for the prior fiscal quarter; provided that the Consolidated Capital Expenditures during any four consecutive fiscal quarters shall not exceed $1,200,000. The term "Consolidated Capital Expenditures" means, for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by the Company and its subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of the Company and its subsidiaries plus (b) the aggregate principal amount of all indebtedness (including Capitalized Lease Obligations) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance or condemnation proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance or condemnation proceeds, as the case may be. The term "Capex Carryover Amount" means, for any fiscal quarter, (i) the amount of Consolidated Capital Expenditures permitted during such fiscal quarter pursuant to this Section 3.25(a) (after giving effect to the Capex Carryover Amount, if any, for the previous fiscal quarter) minus (ii) the Consolidated Capital Expenditures during such fiscal quarter.

(b) Minimum EBITDA. The Company will not permit its Consolidated EBITDA for any fiscal quarter calculated for the Test Period ending on the last day of such fiscal quarter; provided that for the Test Period ending on September 30, 2007, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2007 times (y) 4/3 to be less than (x) $500,000 for fiscal quarters ending on or before September 30, 2007, (y) $2,000,000 for fiscal quarters ending on or after December 31, 2007, and on or before September 30, 2008, or (z) $3,000,000 for fiscal quarters ending on or after December 31, 2008. The term "Test Period" shall mean each period of four consecutive fiscal quarters of the Company and its subsidiaries then last ended (in each case taken as one accounting period). The term "Consolidated EBITDA" means, for the Company and its subsidiaries for any period, an amount equal to (a) the sum (without duplication) of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense; (B) income tax expense; (C) depreciation and amortization; (D) net losses on Asset Sales for such period; (E) other non-cash charges for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) (F) reasonable actual out-of-pocket transaction costs and integration expenses related directly to the Acquisitions and Approved Acquisitions, if any; provided that the total costs and expenses added back pursuant to this clause (F) for all periods shall not exceed $2,500,000; (G) litigation costs and expenses and settlement costs incurred on or prior to the Closing Date; provided that the total costs and expenses added back pursuant to this clause (G) for all periods shall not exceed $4,900,000; (H) Compliance Costs; provided that the Compliance Costs added back pursuant to this clause (H) for all periods shall not exceed $500,000; and (I) owners’ fees associated with Acquisitions and Approved Acquisitions associated with any part of the period in which the Acquisition or Approved Acquisition was not a subsidiary of the Company minus (b) to the extent included in determining Consolidated Net Income for such period, (i) net gains on Asset Sales for such period, (ii) other non-cash items increasing Consolidated Net Income for such period (excluding any non-cash gains for such period resulting from the reversal of an accrual or reduction or elimination of a reserve established in a prior period to the extent the related non-cash charge was excluded in accordance with clause (a)(ii)(E) immediately above), in each case determined for such period on a consolidated basis in accordance with GAAP. The term "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its subsidiaries, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of Assets, (iii) the net income (or loss) of any subsidiary of the Company if and to the extent such subsidiary is unable or otherwise prohibited by any contractual restrictions, charter documents, or law applicable to such subsidiary to make or pay any dividend or distribution to the holders of its equity interests, except to the extent such net income is actually made or paid as a dividend or distribution to the Company or any subsidiary not subject to such restrictions and (iv) any income (or loss) of any person (other than acquisition targets of the Company) accrued prior to the date (a) such person becomes a subsidiary, (b) is merged into or consolidated with the Company or any of its subsidiaries or (c) such person's assets are acquired by the Company or any of its subsidiaries, in each case determined for such period on a consolidated basis in accordance with GAAP. The term "Consolidated Interest Expense" means, for the Company and its subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the total interest expense of the Company and its subsidiaries for such period, including without limitation the interest component of any payments in respect of Capitalized Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period). The term "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, assignment or other transfer for value by the Company or any of its subsidiaries to any person other than the Company or its subsidiaries of any property or assets of the Company or any subsidiary other than in the ordinary course of business. The term "Compliance Costs" means, for any period, all costs and expenses incurred by the Company directly as a result of complying with its obligations under this Agreement and under the Registration Rights Agreement, including but not limited to (a) the costs of all legal and accounting services related to preparing Forms 8-KSB describing the Acquisitions and Approved Acquisitions, if any, and a Form 8-KSB/A containing audited financial statements of the Acquisitions and Approved Acquisitions, if any, interim financial statements and pro forma financial statement disclosures, (b) the costs of preparing and filing a registration statement with the Commission registering the Shares, (iii) the costs of a consultant to determine purchase price allocations and the accounting value of the Warrants, and (iv) a public relations firm to manage publicity for the Acquisitions and Approved Acquisitions, if any, and the financing related thereto.

3.26 Information Statement. The Company shall prepare and file with the Commission, as promptly as practicable after the date hereof but in no event later than twenty (20) days after the date hereof, an information statement (the "Preliminary Information Statement"), substantially in the form that has been previously reviewed and reasonably approved by the Purchasers and a counsel of their choice, informing the stockholders of the Company of the receipt of the consents of the requisite stockholders (the "Stockholder Approval") approving resolutions to amend the Certificate of Incorporation, (a) to increase the authorized number of shares of common stock from 150,000,000 shares to 250,000,000 shares and (b) to amend the rights and preferences of the Series C Preferred Stock, in substantially the form attached as Exhibit K hereto. No more than ten (10) days after filing the Preliminary Information Statement, or, in the event that the Commission comments on the Preliminary Information Statement, no more than ten (10) days following the amendment to the Preliminary Information Statement accepted by the Commission without comment, the Company shall file a definitive information statement with the Commission and transmit the requisite notice to its stockholders of record, provided, that, in the event that comments are received from the Commission, the Company responds to such comments within ten (10) business days of receipt of such comments from the Commission. Additionally, at the Closing, the Company shall have provided to the Purchasers evidence reasonably satisfactory to the Purchasers that the Company has obtained from its Board of

Directors and the shares of Company stock outstanding as of immediately prior to the Closing all requisite consents and approvals to increase the authorized common stock and amend the Certificate of Incorporation.

ARTICLE IV

CONDITIONS

4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Preferred Shares and Warrants has been delivered to the Company at the Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers and, with respect to the Escrow Agreement, the Escrow Agent, to the Company.

4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the

Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) No Suspension, etc. Trading in the Common Stock shall not have been suspended by the Commission or the principal exchange or market on which Common Stock is quoted or traded (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Company and, with respect to the Escrow Agreement, the Escrow Agent, to the Purchasers.

(g) Series D Director. The Company shall have taken all necessary corporate actions such that immediately following the Closing, the number of directors constituting the full board of directors shall be increased by one (1) member (the "Series D Director"), who shall be selected by the Purchasers and whose appointment to the board of directors becomes effective as of the Closing, and who shall be nominated by the Issuer at each annual stockholders' meeting for election by the stockholders. Such additional director shall initially be Russell Cleveland.

(h) Series D Director Indemnification Agreement. The Company shall have entered into an Indemnification Agreement with the Series D Director which indemnifies the

Series D Director to the fullest extent of applicable law, in a form reasonably acceptable to the Purchasers.

(i) Director's and Officer's Insurance. The Company shall obtain standard Director's and Officer's Insurance on commercially reasonable terms.

(j) Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto and the Series D-2 Certificate of Designation in the form of Exhibit B-2 shall have been filed with the Secretary of State of the State of Delaware.

(k) Opinion of Counsel, etc. At the Closing, the Purchasers shall have received one or more opinions of counsel to the Company, dated the date of the Closing, in the form of Exhibit H hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

(l) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(m) Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

(n) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the "Resolutions").

(o) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, J Warrant Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Closing Date and the number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on the Closing Date.

(p) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(q) Completion of Due Diligence. As of the Closing Date, Purchasers shall have completed their due diligence review of the Company and its subsidiaries to their sole satisfaction.

(r) Lock-Up Agreement. As of the Closing Date, the persons listed on Schedule 3.21 hereto shall have delivered to the Purchasers a fully executed Lock-Up Agreement in the form of Exhibit E attached hereto.

(s) Escrow Agreement. At the Closing, the Company and the Escrow Agent shall have executed and delivered the Escrow Agreement to each Purchaser.

(t) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(u) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(v) Variable-Priced Securities. Prior to the Closing Date, any and all outstanding variable-priced securities of the Company shall be redeemed or prepaid or otherwise converted into or exchanged for fixed-priced securities of the Company.

(w) Evidence of Consent to Amend Certificate of Incorporation. The Company shall have provided to the Purchasers evidence reasonably satisfactory to the Purchasers that the Company has obtained from its Board of Directors and the shares of Company stock outstanding as of immediately prior to the Closing all requisite consents and approvals to increase the authorized common stock and amend the Certificate of Incorporation.

(x) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V

STOCK CERTIFICATE LEGEND

5.1 Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE

SECURITIES LAWS OR BPO MANAGEMENT SERVICES, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect and such request is in connection with a sale), the Company shall cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement) provided that the Company and the Company's transfer agent are participating in DTC through the DWAC system.

ARTICLE VI

RIGHTS OF FIRST OFFER

6.1 Subsequent Offerings. For a period of one (1) year following the Closing and subject to applicable securities laws, each Purchaser shall have a right of first offer to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 6.5 hereof. Each Purchaser’s pro rata share is equal to the number of Preferred Shares purchased by the Purchaser, divided by the total number of Preferred Shares issued pursuant to this Agreement. "Equity Securities" shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other security (including any option to purchase such a convertible security) of the Company, (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security of the Company or (iv) any such warrant or right.

6.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) business days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the right of first offer in this Section 6.2 shall not be applicable with respect to any Purchaser and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Purchaser is not an "accredited investor," as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

6.3 Issuance of Equity Securities to Other Persons. If not all of the Purchasers elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Purchasers who do so elect (each, a "Fully Exercising Purchaser") and shall offer such Fully Exercising Purchaser the right to acquire such unsubscribed shares on a pro rata basis. Each Fully Exercising Purchaser shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully Exercising Purchaser bears to the total number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all such Fully Exercising Purchasers. The Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which the Purchaser’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Purchasers pursuant to Section 6.2 hereof. If the Company has not sold such Equity Securities within one hundred twenty (120) days of the notice provided pursuant to Section 6.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchasers in the manner provided above.

6.4 Termination and Waiver of Rights of First Offer. The rights of first offer established by this Article VI shall not apply to, and shall terminate upon the consummation of a transaction in which the stockholders of the Company immediately prior to the transaction own less than 33% of the voting capital stock (on an as converted to Common Stock basis) of the surviving corporation following the transaction. Notwithstanding Section 6.3 hereof, the rights of first offer established by this Article VI may be amended, or any provision waived with and only with the written consent of the Company and the Purchasers holding not less than 66% of the Preferred Shares, or as permitted by Section 9.3.

6.5 Excluded Securities. The rights of first offer established by this Article VI shall have no application to any of the following Equity Securities:

(a) Common Stock issued or issuable pursuant to stock dividends, stock splits or similar transactions, as described in the Company’s Restated Certificate of Incorporation;

(b) securities issuable upon conversion of any of the Series A Preferred shares, the Series B Preferred shares, the Preferred Shares, the J Warrant Shares or as a dividend or distribution on the Series A Preferred shares, the Preferred Shares or the J Warrant Shares;

(c) securities issued upon the conversion of any debenture, warrant, option, or other convertible security;

(d) Common Stock, or options to purchase such shares of Common Stock, issued or issuable to employees or directors of, or consultants to, the Company directly or pursuant to a stock option plan or restricted stock plan approved by a majority of the Board of Directors;

(e) Common Stock, or options or warrants to purchase Common Stock, issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, provided that such issuance is approved by a majority of the Board of Directors;

(f) Common Stock, or warrants or options to purchase Common Stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by a majority of the Board of Directors; and

(g) Common Stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (i) joint venture, technology licensing or development activities, (ii) distribution, supply or manufacture of the Company’s products or services, or (iii) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by a majority of the Board of Directors.

ARTICLE VII

INDEMNIFICATION

7.1 Company Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, stockholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.

Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

TRIGGERING EVENTS

8.1 Enforceability of Certificate of Designation. It is the intent of the parties that the rights, preferences, privileges and limitations of the Preferred Shares under the Certificate of Designation shall inure to the Purchasers (and their assignees hereunder) and holders of the Preferred Shares as stated in any other certificate of designation for any other equity instrument of the Company purchased by the Purchasers, all of which shall be deemed incorporated herein by reference. In the event, and to the extent, that any of the terms or provisions, or any portion thereof, of the Certificate of Designation or any other certificate of designation for any other equity instrument of the Company purchased by the Purchasers is held to be unenforceable or invalid (including all such terms and provisions of any such certificate of designation that is held to be void or is voided) by any court of competent jurisdiction, then the Purchasers and their successors and permitted assigns shall have under this Agreement the same rights, preferences and privileges as provided in the Certificate of Designation; provided that in the case of any payments due under the Certificate of Designation or any other certificate of designation for any other equity instrument of the Company purchased by the Purchasers, as incorporated herein by reference, there shall be made appropriate reductions for any payments actually made and not required to be rescinded or returned in respect of the shares of the Preferred Shares or other equity instrument of the Company purchased by the Purchasers, as applicable. The parties agree that the foregoing right of enforcement under this Section 8.1 shall be the sole and exclusive remedy of the Purchasers, their assignees or the holders with respect to any determination by any court of competent jurisdiction that any of the terms or provisions of the Certificate of Designation or any other certificate of designation for any other equity instrument of the Company purchased by the Purchasers are unenforceable or invalid under the law of the Company's domicile state provided that the Purchasers, their assignees or the holders receive the intended benefits set forth in the Certificate of Designation.

8.2 Waiver of Triggering Event. A vote of not less than 66% of the outstanding Shares may waive any existing Triggering Event (as defined in the Certificate of Designation) under this Agreement, and its consequences.

8.3 Officers' Certificate. Under this Agreement, the Company is required to provide an officers' certificate to the holders of the Shares promptly upon any such officer obtaining knowledge of any Triggering Event (provided that such officers shall provide such certification at least annually whether or not they know of any Triggering Event) that has occurred and, if applicable, describe such Triggering Event and the status thereof.

ARTICLE IX

MISCELLANEOUS

9.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at the Closing and shall not exceed $90,000 in the aggregate (including $10,000 to pay the legal expenses of RENN Capital Group, Inc., and the $10,000 retainer previously advanced by the Company), (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. The Company shall also pay up to $15,000 (less any amount previously paid by the Company relating thereto) to Vision Opportunity Master Fund, Ltd. at the Closing in connection with all due diligence expenses incurred by Vision Opportunity Capital Management, LLC, and all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses. In addition, the Company shall pay all reasonable Escrow Agent's fees and expenses. The fees set forth in this Section 9.1 shall be paid at Closing.

9.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

9.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	BPO Management Services, Inc. 1290 N. Hancock, Ste 202 Anaheim, CA 92807 Attention: Chief Executive Officer Tel. No.: (714) 974-2670 Fax No.: (714) 974-4771 E-mail: patrick.dolan@bpoms.com

with copies to (which copy shall not constitute notice):	Bryan Cave LLP 1900 Main Street, Suite 700 Irvine, CA 92614 Attention: Randolf W. Katz, Esq. Tel. No.: (949) 223-7103 Fax No.: (949) 223-7100 E-mail: rwkatz@bryancave.com and:
Cornman & Swartz 19800 MacArthur Blvd., Suite 820 Irvine, CA 92612 Attention: Jack T. Cornman, Esq. Tel. No.: (949) 224-1500 Fax No.: (949) 224-1505

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to (which copy shall not constitute notice):
Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope Street, 48th Floor
Los Angeles, CA 90071
Attention: David I. Sunkin, Esq.
Tel No.: (213) 620-1780
Fax No.: (213) 443-2750
E-mail: dsunkin@sheppardmullin.com

Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.

9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

9.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI, VII, VIII and IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder, provided, that the covenants set forth in Article III of this Agreement which contain a term shall so survive only until expiration of said term..

9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

9.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

9.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

9.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designation, and the Registration Rights Agreement.

9.15 2007 Stock Incentive Plan. The Purchasers hereby acknowledge and agree that the Company shall have the right to establish a stock incentive plan (the "Plan"), approved by the Board of Directors, including the approval of the Series D Director, for the benefit of the current and future management of the Company and its subsidiaries pursuant to which Four Million Six Hundred Thousand (4,666,667) shares of Common Stock may be issued, provided that options to purchase up to an aggregate Two Million Three Hundred Thousand (2,333,334) shares of the Common Stock available for issuance under the Plan shall be granted (including options to purchase Common Stock) to Patrick Dolan and James Cortens. The vesting provisions of stock options pursuant to the Plan shall be on terms no more favorable than the Company’s normal vesting provisions for awards of stock options to its key employees generally; provided that two-thirds of the shares covered by options issued as permitted herein shall not vest until expiration of the Financial Covenant Period.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

BPO MANAGEMENT SERVICES, INC.

By: /s/ Patrick A. Dolan
Name: Patrick A. Dolan Title: Chairman and CEO

VISION OPPORTUNITY MASTER FUND, LTD.

By: /s/ Adam Benowitz Name: Adam Benowitz Title: Portfolio Manager

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By: /s/ Russell Cleveland Russell Cleveland President

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By: /s/ Russell Cleveland Russell Cleveland President and Director

US SPECIAL OPPORTUNITIES TRUST PLC

By: /s/ Russell Cleveland Russell Cleveland US Portfolio Manager

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PREMIER RENN US EMERGING GROWTH FUND LTD.

By: /s/ Russell Cleveland Russell Cleveland President

BRIDGEPOINTE MASTER FUND LTD.

By: /s/ Eric S. Swartz Name: Eric S. Swartz Title: Director

HELLER CAPITAL INVESTMENTS LLC

By: /s/ Ronald I. Heller Name: Ronald I. Heller Title: CIO

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR

BPO MANAGEMENT SERVICES, INC.

Legal Entity Name and Address of Purchaser	Number of Preferred Shares & Warrants Purchased	Dollar Amount of Investment
VISION OPPORTUNITY MASTER FUND, LTD.	Preferred Shares: 708,333.4	$ 6,800,000.00
20 W. 55th Street, 5th floor	Series A Warrants: 5,666,667
New York, NY 10019	Series B Warrants: 11,333,334
Tel: Fax: 212-867-1416	Series J Warrants: 708,333.4
Attn: Adam Benowitz and Antti Uusiheimala	Series C Warrants: 5,666,667
E-mail: adam@visicap.com & antti@visicap.com	Series D Warrants: 11,333,334

RENAISSANCE US GROWTH INVESTMENT TRUST PLC ("RUSGIT")	Preferred Shares: 130,208.4	$ 1,250,000.00
Frost National Bank	Series A Warrants: 1,041,667
100 W. Houston Street	Series B Warrants: 2,083,334
ATTN: Henri Domingues T-8	Series J Warrants: 130,208.4
San Antonio, TX 78205	Series C Warrants: 1,041,667
Contact for docs: Eric Stephens	Series D Warrants: 2,083,334
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC. ("RENN3")	Preferred Shares: 104,166.7	$ 1,000,000.00
Frost National Bank	Series A Warrants: 833,334
100 W. Houston Street	Series B Warrants: 1,666,667
ATTN: Henri Domingues T-8	Series J Warrants: 104,166.7
San Antonio, TX 78205	Series C Warrants: 833,334
Contact for docs: Eric Stephens	Series D Warrants: 1,666,667
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

US SPECIAL OPPORTUNITIES TRUST PLC ("USSO")	Preferred Shares: 130,208.4	$ 1,250,000.00
Frost National Bank	Series A Warrants: 1,041,667
100 W. Houston Street	Series B Warrants: 2,083,334
ATTN: Henri Domingues T-8	Series J Warrants: 130,208.4
San Antonio, TX 78205	Series C Warrants: 1,041,667
Contact for docs: Eric Stephens	Series D Warrants: 2,083,334
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

EXHIBIT A

PREMIER RENN US EMERGING GROWTH FUND LTD. ("PREMIER")	Preferred Shares: 52,083.4	$ 500,000.00
Premier RENN US Emerging Growth Fund Ltd.	Series A Warrants: 416,667
Acct # PRN01/17-28085	Series B Warrants: 833,334
c/o Cristina Ramones	Series J Warrants: 52,083.4
The Northern Trust Company	Series C Warrants: 416,667
801 South Canal Street, C-1-North	Series D Warrants: 833,334
Chicago, IL 60607
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

BRIDGEPOINTE MASTER FUND LTD.	Preferred Shares: 208,333.4	$ 2,000,000.00
1120 Sanctuary Parkway, Suite 325	Series A Warrants: 1,666,667
Alpharetta, GA 30004	Series B Warrants: 3,333,334
Contact for docs: Brad Hathorn	Series J Warrants: 208,333.4
Tel: 770-640-8130 ext 120 Fax: 770.777.5844	Series C Warrants: 1,666,667
Email: bradhathorn@roswellcapitalpartners.com	Series D Warrants: 3,333,334

HELLER CAPITAL INVESTMENTS LLC	Preferred Shares: 125,000.1	$ 1,200,000.00
700 E. Palisade Ave	Series A Warrants: 1,000,001
Englewood Cliffs, NJ 07632	Series B Warrants: 2,000,001
Contacts for docs: Steven Hart	Series J Warrants: 125,000.1
Tel: 201-816-4235/ Fax: 201-569-5014	Series C Warrants: 1,000,001
Email: shart@hellercapitalpartners.com	Series D Warrants: 2,000,001

EXHIBIT A

EXHIBIT B to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B

EXHIBIT B-2 to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF SERIES D-2 CERTIFICATE OF DESIGNATION

EXHIBIT B-2

EXHIBIT C-1 to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF SERIES A WARRANT

EXHIBIT C-1

EXHIBIT C-2 to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF SERIES B WARRANT

EXHIBIT C-2

EXHIBIT C-3 to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF SERIES J WARRANT

EXHIBIT C-3

EXHIBIT C-4 to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF SERIES C WARRANT

EXHIBIT C-4

EXHIBIT C-5 to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF SERIES D WARRANT

EXHIBIT C-5

EXHIBIT D to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

EXHIBIT E to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF LOCK-UP AGREEMENT

EXHIBIT E

EXHIBIT F to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF ESCROW AGREEMENT

EXHIBIT F

EXHIBIT G to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

BPO MANAGEMENT SERVICES, INC.

as of June __, 2007

[Name and address of Transfer Agent]

Attn: _____________

Ladies and Gentlemen:

Reference is made to that certain Series D Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of June __, 2007, by and among BPO Management Services, Inc., a Delaware corporation (the "Company"), and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company is issuing to the Purchasers shares of its Series D Convertible Preferred Stock, par value $0.01 per share, (the "Preferred Shares") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR BPO MANAGEMENT SERVICES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

BPO MANAGEMENT SERVICES, INC.

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:

Name:
Title:
Date:

EXHIBIT G

EXHIBIT I

BPO MANAGEMENT SERVICES, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of BPO Management Services, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of BPO Management Services, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:  ________________________________________________

Number of Preferred Shares to be converted: ______________________________

Stock certificate no(s). of Preferred Shares to be converted: ___________________

The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES ____ NO____

Please confirm the following information:

Conversion Price: ________________________________________________________________

Number of shares of Common Stock to be issued:  _______________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to: ___________________________________________________________

Facsimile Number: ____________________________________________________

Authorization: _______________________________________________________

By:  ___________________________________________________
Title: __________________________________________________

Dated:

EXHIBIT G

EXHIBIT II

FORM OF EXERCISE NOTICE

EXERCISE FORM

BPO MANAGEMENT SERVICES, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of BPO Management Services, Inc. covered by the within Warrant.

Dated: _________________
Signature  ___________________________
Address  ____________________________
____________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________
Signature ___________________________
Address ____________________________
___________________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________
Signature __________________________
Address ___________________________
__________________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT G

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]

Attn: _____________

Re: BPO Management Services, Inc.

Ladies and Gentlemen:

We are counsel to BPO Management Services, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Series D Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of June __, 2007, by and among the Company and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company issued to the Purchasers shares of its Series D Convertible Preferred Stock, par value $0.01 per share, (the "Preferred Shares") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "Registration Rights Agreement"), dated as of June __, 2007, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2007, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:

cc: [LIST NAMES OF PURCHASERS]

EXHIBIT G

EXHIBIT H to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Preferred Stock and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

3. The Preferred Stock and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Certificate of Designation and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants do not (i) violate any provision of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including

EXHIBIT H

Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants other than the Certificate of Designation and the Registration Statement.

6. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

7. The offer, issuance and sale of the Preferred Stock and the Warrants and the offer, issuance and sale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants pursuant to the Purchase Agreement, the Certificate of Designation and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act.

8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT H

EXHIBIT J to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

FORM OF J WARRANT SHARES CERTIFICATE OF DESIGNATION

EXHIBIT J

EXHIBIT K to the
SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

AMENDED FORMS OF CERTIFICATE OF INCORPORATION

EXHIBIT K